Exhibit 21.01

                         Kenneth Cole Productions, Inc.

                              List of Subsidiaries


Name                                                 State of Incorporation

1. Kenneth Cole Productions, Inc.                    New York

2. Kenneth Cole Financial Services, Inc.             New Jersey

3. Cole Carnegie, Inc.                               New York

4. Kenth Ltd.                                        Hong Kong

5. Kenneth Cole Catalog, Inc.                        Virginia

6. Kenneth Cole Services, Inc.                       Delaware

7. K.C.P.L., Inc.                                    Delaware

8. Cole South Beach, Inc.                            Florida

9. Cole Somerset, Inc.                               Michigan

10. Kenneth Cole Gilroy, Inc.                        California

11. Cole NorthPark, Inc.                             Texas

12. Cole Phipps, Inc.                                Georgia

13. Cole Westchester, Inc.                           New York

14. Cole Tyson, Inc.                                 Virginia

15. Cole Napa, Inc.                                  California

16. Cole Destin, Inc.                                Florida

17. Cole Prussia, Inc.                               Pennsylvania

18. Cole Pentagon, Inc.                              Virginia

19. Cole Sawgrass, Inc.                              Florida

20. Kenneth Cole, Inc. (Secaucus Outlet)             New York

21. Cole Short Hills, Inc.                           New Jersey

22. Cole Cabazon, Inc.                               California

23. Cole Copley, Inc.                                Massachusetts

24. Cole Stanford, Inc.                              California

25. Cole Roosevelt, Inc.                             New York

26. Cole Newbury, Inc.                               Massachusetts

27. Cole Waikele, Inc. (Hawaii)                      New York

28. Cole Reading Outlet, Inc.                        Pennsylvania

29. Cole Broadway, Inc.                              New York

30. Cole Amsterdam, B.V.                             Amsterdam
    Cole Amsterdam, Inc.                             Delaware

31. Cole Clinton, Inc.                               Connecticut



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32. Cole Boca, Inc.                                  Florida

33. Cole Century City, Inc.                          California

34. Cole Georgetown, Inc.                            District of Columbia

35. Cole Dadeland, Inc.                              Florida

36. Cole Aspen, Inc.                                 Delaware

37. Cole Houston, Inc.                               Delaware

38. Cole Fashion Valley, Inc.                        Delaware